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                                                                   EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated May 28, 1997, accompanying the financial statements of Texas National Bank of Baytown contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

/s/ KILLINGSWORTH & COMPANY
    KILLINGSWORTH & COMPANY

Houston, Texas
October 27, 1997